Exhibit 99.1

Maxar Technologies Announces Release of Proceeds of Notes Offering from Escrow and Effectiveness of Credit Facility Amendment

Westminster, CO, – December 11, 2019 – Maxar Technologies Inc. (NYSE:MAXR) (TSX:MAXR) (the “Company”), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced that proceeds from the offering and sale of the 9.750% Senior Secured Notes due 2023 (the “Notes”) issued by SSL Robotics LLC, the Company’s wholly-owned subsidiary, were released from escrow, the Company assumed SSL Robotics LLC’s obligations as issuer of the Notes and the Notes became senior, first-priority secured obligations of the Company, certain subsidiaries (the “Guarantors”) of the Company that are guarantors under its existing syndicated credit facility (the “Syndicated Credit Facility”) provided guarantees of the Notes on a senior, first-priority secured basis, the Company and the Guarantors entered into certain security and collateral arrangements and an acknowledgement to a first lien intercreditor agreement, and the Guarantors entered into a joinder agreement to the purchase agreement in respect of the Notes.

Upon release from escrow, the Company used the proceeds from the Notes and the previously-announced closing of its Palo Alto real estate sale and leaseback transactions to repay all of the borrowings that were outstanding as of September 30, 2019 under the Company’s revolving credit facility, and term loans A-1 and A-2, each under the Company’s Syndicated Credit Facility, and to pay certain fees and expenses related to the offering of the Notes, the use of proceeds therefrom, and the previously announced amendment of the Company’s Syndicated Credit Facility.  The Credit Facility amendment became unconditional concurrent with consummation of the foregoing transactions and delivery of certain other documentary conditions precedent.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and no offer, solicitation or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

The operations of DigitalGlobe, SSL and Radiant Solutions were unified under the Maxar brand in February; MDA continues to operate as an independent business unit within the Maxar organization.

About Maxar
Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 5,800 team members in 30 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements
Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com